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                                           Exhibit 24



                      POWER OF ATTORNEY

     The undersigned directors of SCANA Corporation (the "Company"), hereby appoint L. M. Gressette, Jr., W. B. Timmerman and B. Tate Horton, Jr., and each of them severally, as the attorney-in-fact of the undersigned, to sign in the name(s) and behalf of the undersigned, in any and all capacities stated therein, and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8, and any and all amendments thereto, with respect to the issuance and sale of 2,000,000 additional shares of common stock under the Company's Stock Purchase-Savings Plan.

Dated:   June 15, 1993
         Columbia, South Carolina


s/B. L. Amick                                s/W. B. Bookhart, Jr.
B. L. Amick                                  W. B. Bookhart, Jr.
Director                                     Director



s/Bruce D. Kenyon                            s/F. C. McMaster
Bruce D. Kenyon                              F. C. McMaster
Director                                     Director



s/Hugh M. Chapman                            s/Henry Ponder
Hugh M. Chapman                              Henry Ponder
Director                                     Director



s/J. B. Edwards                              s/J. B. Rhodes
J. B. Edwards                                J. B. Rhodes
Director                                     Director



s/E. T. Freeman                              s/E. C. Wall, Jr.
E. T. Freeman                                E. C. Wall, Jr.
Director                                     Director


s/B. A. Hagood                               s/John A. Warren
B. A. Hagood                                 John A. Warren
Director                                     Director




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